SERVICES AGREEMENT

This AGREEMENT is made on 09 day of March, 2014 and is effective as of the last date of signature hereof ("Effective Date"), by and between GCP Clinical Studies Ltd., located at 22 Hamelacha St., Rosh Ha'Ayin, 48091, P.O.Box 11372, Israel (hereinafter: **"GCP Company"**, or **CRO**) and CelSci Corporation. 8229 Boone Boulevard, Suite 802, Vienna, VA, 22182, USA (hereinafter: **"SPONSOR"**) each a "party" and collectively referred to as the "Parties".

WITNESSETH:

WHEREAS, SPONSOR, a pharmaceutical development company engaged, inter alia, in the development of Multikine® an immunotherapy for cancer (hereinafter: "Investigational Product"); and,

WHEREAS, GCP Company is engaged in the business of designing, analyzing, managing and monitoring clinical research programs to assist sponsors in the development and testing of new pharmaceutical and medical device products; and,

WHEREAS, SPONSOR appointed Teva Pharmaceuticals Industries Ltd (hereinafter: TEVA) to manage and monitor the study "A Phase III, open-label, Randomized, Multi-center Study of the Effects of Leukocyte Interleukin, Injection [Multikine] Plus Standard of Care (Surgery + Radiotherapy or Surgery + Concurrent Chemoradiotherapy) in Subjects with Advanced Primary Squamous Cell Carcinoma of the Oral Cavity / Soft Palate Versus Standard of Care On". Protocol No. CS011P3 (hereinafter: the "STUDY") in Israel, throughout its business unit called Clinical Trials Teva Israel (CTTI), as of 07 August 2008; and,

WHEREAS, TEVA decided to close its business unit CTTI on December 2011; and,

WHEREAS, TEVA decided to assign CTTI's activities to GCP Company; and,

WHEREAS, TEVA, SPONSOR and GCP Company signed on "Assignment and Assumption Agreement" effective as of 05 January 2012 (Exhibit A); and,

WHEREAS, TEVA financed the monitoring and management of the study by GCP Company as of January 2012 until December 2013; and,

WHEREAS, SPONSOR took over the management and financing of the STUDY in Israel as of January 2014; and,

WHEREAS, SPONSOR desires to continue working with GCP Company to provide study monitoring and management services (herein after: the "SERVICE") for the STUDY, and GCP Company desires to continue performing such activities relating to the STUDY; and,

WHEREAS, SPONSOR will appoint a Global CRO to ensure uniformity of all Protocol and Study related activities by all other CROs and to manage the Study globally

;

WHEREAS, SPONSOR and GCP Company decided to develop a new agreement that will replace the 07 August 2008 agreement that GCP Company assumed from TEVA, as there are many items to amend; and,

WHEREAS, SPONSOR and GCP Company decided to retain the "Assignment and Assumption Agreement" (Exhibit A) as detailed in clause 1.1 below;

NOW, THEREFORE, the parties agree as follows:

SECTION 1; SCOPE OF SERVICES

1.1 "Assignment and Assumption Agreement" (attached herein as Exhibit A) shall survive throughout the term of this Agreement with respect to TEVA's liability to all its obligations to SPONSOR from 07 August 2008 until 05 January 2012.

1.2 Service; Under the terms and conditions set forth herein, CRO shall continue to monitor and manage the STUDY in accordance with the STUDY protocol (attached hereto as Exhibit B) and the STUDY Monitoring Plan, (attached to this Agreement as Exhibit C). The STUDY shall involve the participation of three (3) Investigational Sites in Israel, enrolling total of approximately twenty eight (28) appropriate subjects.

1.3 Transfer of SPONSOR's Responsibilities to CRO; The transfer of SPONSOR's responsibilities to CRO is set forth in Exhibit D.

1.4 Site(s) Agreements; following the signature on "Assignment and Assumption Agreement" (attached herein as Exhibit A), the following sites' agreements were assigned from TEVA:

* Rabin MC Agreement was assigned form TEVA to SPONSOR.
* TASMC Agreement was assigned form TEVA to GCP Company. This site has been closed during January 2014.
* Rambam MC Agreement was assigned from TEVA to GCP Company and will subsequently be assigned to SPONSOR.

A third Investigational Site (Soroka MC) has been added to the STUDY by execution of a clinical trial agreement between the Investigational Site and SPONSOR.

SECTION 2; CRO's RESPONSIBILITIES

2.1 Management of the STUDY; CRO shall carry out its obligations in strict accordance with the STUDY Protocol, with the STUDY Monitoring Plan, SPONSOR's /Global CRO's SOPs, with ICH-GCP guidelines, with the terms and conditions of this Agreement, with all the relevant rules and regulations of the Israeli-MOH, with the mandate of the IRBs/IECs, with its Standard Operating Procedures (SOPs), and with any and all other applicable laws and regulations. In addition, CRO shall follow any written instructions provided by SPONSOR, from time to time.

2.2 Staffing; CRO shall be responsible for providing one (1) appropriately trained and qualified Clinical Site Monitor (CSM), one (1) Project Manager (PM) and one (1) Clinical Trials Assistant (CTA) for the term of this Agreement. CRO will provide training records of all personnel upon request of Sponsor.

2.3 Investigational Sites' Visits; During the term of this Agreement, the CRO's CSM shall conduct the following site visits in accordance with the SPONSOR's Protocol and monitoring plan;

* On-site Monitoring Visits ("MVs") shall be conducted as per schedule supplied by the SPONSOR.
* Site Closure Visit (COV) shall be conducted as per schedule supplied by the SPONSOR.

Upon consultation with SPONSOR, followed by SPONSOR's written request, CRO may revise the frequency of the Monitoring Visits for proper conduct of the STUDY.

2.4 Monitoring Procedures; CRO shall monitor the Investigational Site(s) in accordance with the STUDY Protocol, other STUDY specifications and SPONSOR's / Managing CRO SOPs in order to ensure that each Investigational Site is conducting the STUDY in compliance with the requirements of the Protocol, the mandates of the IRB/IEC, and all other applicable laws, regulations and guidelines.

CRO shall also monitor the following: (a) the progress of the STUDY as conducted at each Investigational Site; (b) the continued acceptability of each Investigational Site and its clinical investigator(s); (c) the adequate maintenance of records pursuant to the ICH-GCP and/or the Israeli MOH at the Investigational Site; (d) the occurrence of any adverse events; (e) the quality of data preparation at each Investigational Site, including, but not limited to, verification that CRFs are complete, authentic and accurate. Such verification shall include, among other things, a review of all data included in such CRFs against the Original Source Documents and verification of the existence of each patient; (f) information regarding any Subjects who do not complete the STUDY; and (h) any such additional responsibilities as are hereafter agreed upon in writing by SPONSOR and CRO.

2.5 Meetings and Teleconferences between CRO and SPONSOR; During the term of this Agreement the CRO's CSM and/or PM shall participate in meetings and teleconferences as agreed in writing with SPONSOR.

2.6 Regulatory Requests. CRO shall provide any information in its possession and assistance reasonably requested by SPONSOR for any regulatory filing or regulatory compliance activities relating to the Services performed under any Clinical Trial Order at SPONSOR's expense. CRO acknowledges that time is of the essence with regard to regulatory filing or regulatory compliance activities and will take all reasonable steps necessary to respond to SPONSOR promptly.

2.7 Record Retention. During the term of this Agreement CRO shall maintain all materials and all other data obtained or generated by CRO in the course of providing the Services hereunder, including all computerized records and files, in a secure area reasonably protected from fire, theft and destruction. CRO shall cooperate with any internal review or audit by SPONSOR and make available to SPONSOR for examination and duplication, during normal business hours and at mutually agreeable times, all documentation, data and information relating to the Services. In no event shall CRO dispose of records without first giving SPONSOR sixty (60) days prior written notice of its intent to dispose of records. The foregoing notwithstanding, the CRO shall retain copies of the records reasonably necessary for regulatory purposes or to demonstrate the satisfaction of its obligations hereunder, in accordance with the requirements of the applicable regulatory authority

2.8 Sponsor Inspections. SPONSOR shall be entitled, at its own cost, to audit the conduct of the Services by CRO, as herein contracted, within normal working hours. SPONSOR shall give not less than 10 (ten) working days for a not for cause audit and not less than five (5) working days for a for cause audit, prior written notice to CRO of its intention to audit PROVIDED THAT SPONSOR shall exercise such rights in a manner that will not cause any material disruption to CRO in the provision of the Services or the services it provides to other customers.

2.9. Inspections by Government Agencies /Regulatory Authorities. CRO shall advise and provide a reasonable description to SPONSOR of any visits by any government agency or regulatory authority to, or written or oral inquiries by any government agency or regulatory authority about, any facilities, subcontractors, or procedures directly related to Services provided hereunder or that could reasonably be expected to directly impact SPONSOR, promptly (but in no event later than two (2) business days) after notice of such visit or inquiry. CRO shall furnish to SPONSOR, within two (2) business days after receipt, any report or correspondence issued by the government agency or regulatory authority in connection with such visit or inquiry that is directly related to SPONSOR or the Study, including any FDA Form 483, Establishment Inspection Reports, and warning letters and any comparable documents received from any government agency of regulatory authority in any country. Copies of CRO's responses or explanations directly relating to such items shall be given to SPONSOR for review, using all reasonable efforts to provide at least five (5) days prior to delivery to a government agency or regulatory authority, in each case with only CRO's trade secrets or confidential information unrelated to SPONSOR redacted therefrom. SPONSOR will provide any comments without unreasonable delay. CRO shall use commercially reasonable efforts to properly address noncompliance issues, and shall consult and inform SPONSOR regarding the actions taken and the responses provided to any report or

correspondence issued by any government agency or Regulatory Authority which are directly related to the Services.

2.10 Compliance with Laws. CRO, its Affiliates, employees, officers, directors, agents, and subcontractors will comply with all applicable laws, rules regarding kick-backs, e.g., 42 U.S.C. Sections 1320a – 7b(b) and 42 C.F.R. Part 1001, and physician referrals, e.g., the Stark Law, 42 U.S.C. Section 1395nn and the equivalent laws of other relevant jurisdictions. CRO shall not offer or pay a bribe or offer or give a gift to a government official as prohibited under United States and international anti-bribery laws. In addition, CRO shall not offer remuneration to a health care provider to induce the recommendation of a particular product. Moreover, information exchanged under this Agreement may be subject to restrictions under the export control laws, rules and regulations of the government of the United States of America or other applicable foreign government entit(y) (ies) concerning the export of products, materials or technical information. CRO shall comply with applicable export control laws, rules and regulations relating to the export of technical information, materials or products in connection with any disclosure of any technical information, products or materials under this Agreement to the extent applicable to CRO as a non-US entity.

SECTION 3; TERM AND TERMINATION

3.1 Scope: CRO will perform the STUDY for the SPONSOR during the term of this Agreement at such times as are needed in order to perform the STUDY.

3.2 Term: The anticipated term of the SERVICE shall be from 01 January 2014 until 31 December 2018, and may be extended or modified by written agreement by both SPONSOR and CRO. Should, during the course of the work, any facts become known which could jeopardize the completion deadline, the CRO will inform and consult with SPONSOR immediately with a view to negotiate a mutually satisfactory outcome.

3.3 Termination: Both parties reserve the right to terminate this Agreement at any time upon sixty (60) days prior notice, in writing, detailing the cause, to the other party. Upon such termination, CRO will return all Confidential Information (as defined in section 5) with respect thereto. Upon termination, SPONSOR shall pay CRO any undisputed monies due and owing up to the time of termination for services actually performed, all reasonable expenses actually incurred and approved by the Parties and, any proven reasonable costs for non-cancelable commitments.

Both parties recognize that termination of this Agreement and/or the STUDY in progress will require discussion and co-ordination to ensure subject safety, continuity/discontinuity of treatment, and compliance with Local and/or National Regulations and CRO shall, if requested by SPONSOR perform such services reasonably necessary or required by the Protocol or applicable law in connection with an orderly wind-down of CRO's services in connection with the Protocol and will perform all services necessary to transfer it's responsibilities to SPONSOR or any third party designated by SPONSOR.

SECTION 4; PAYMENT

4.1 Payment to CRO: Subject to the terms and conditions hereof, in consideration for the services to be provided by CRO under the terms of this Agreement, SPONSOR shall pay CRO for the Services (hereinafter; the "Payment"). Exhibit E sets out the calculation of the fees payable to the CRO for the Services as well as the payment schedule. Fees have been calculated for January to December 2014. Budgets for subsequent years will be agreed upon on an annual basis and will be attached to this agreement by written Amendment.. All amounts specified in Exhibit E, are excluding VAT, when VAT applicable. In addition,

SPONSOR shall pay CRO at cost on receipt of a monthly invoice of pass-through costs as detailed in Exhibit E. This includes, but not limited to:

(a) Evidenced travel expenses and accommodation costs related to the attendance of CRO Staff at Site monitoring visits and other meetings associated with the STUDY.

(b) Evidenced payments for IRBs, translation, printing, postage and courier services.

(c) Warehousing and distribution by SLE to investigational sites.

4.2 Invoices; CRO will send monthly invoices to SPONSOR which will detail the CRO fees earned during the preceding thirty (30) day period and other pass-through costs incurred in the performance of such services for SPONSOR with original supporting documentation attached. The invoiced amount shall be paid by SPONSOR within 30 days of receipt of the invoice .

4.3 Invoice Documentation; SPONSOR or its authorized agents shall have the right to audit financial documentation (e.g., time logs) relating to the STUDY to verify amounts billed under this Agreement. "Pass-through" costs (i.e., direct third party costs billed to SPONSOR) shall not include any overhead or profit and will be supported by original invoices. SPONSOR shall not unreasonably delay or withhold approval of SERVICE costs incurred, or the documentation supporting SERVICE costs incurred under this Agreement and agrees to resolve any disputes of this type within thirty (30) days.

4.4 Currency; The base currency of the agreement is US Dollars ("USD").

4.5 Change Orders; Any change to the above-mentioned Payment in clause 4.1, inclusive of costs outside those outlined within this Agreement, or a change in the activity descriptions, will require CRO to submit a written request for "Change Order" for SPONSOR's written approval. In the event SPONSOR or CRO wish to modify or deviate from the Services set forth on Exhibit D or the payments set forth on Exhibit E, the party causing or identifying the deviation shall notify in writing the other party of such deviation and receive the other party's written approval. After acceptance in writing by SPONSOR of the deviation, CRO shall provide SPONSOR with an estimate of the modification to the timeline, expenses and fees and overall budget (whether an increase or decrease) of the specified payment in clause 4.1 arising from such deviation, if any, within ten (10) business days. SPONSOR shall have thirty (30) days to approve such modification estimates. All Change Orders must be executed by appropriate personnel of each party who have proper signatory authority, and shall be executed prior to implementation and incurrence of such costs.

4.6 Payment to site(s); CRO will calculate the amounts to be paid to the Sites from time to time, in accordance with site(s) performance and agreed budget. SPONSOR will pay accordingly directly to sites.

4.7 VAT; Under current practice, the Israeli Tax Authorities exempt the Value Added Tax (VAT) from invoices for services identified in this Agreement when such services are rendered for companies outside of Israel. In the event that the Israeli Tax Authorities require CRO to pay such VAT, or in the event that a written legal approval for an exemption should be required in favor of SPONSOR, SPONSOR shall reimburse CRO for the additional expense upon presentation of an invoice with requested documentation.

4.9 Address for Payments; All payments required to be made to CRO by SPONSOR hereunder shall be in the form of checks or wire transfer payable to GCP Clinical Studies Ltd. Checks shall be mailed to the following address:

GCP Clinical Studies Ltd.
Attn: Accounting Department
22 Hamelacha St.
POB 11372
Rosh Ha'Ayin, 48091
Israel

SECTION 5; CONFIDENTIALITY, PUBLICATIONS, INVENTIONS, NONCOMPETITION

5.1 Scope; In connection with Services to SPONSOR, CRO will have access to certain valuable materials and technical information and data which SPONSOR considers to be confidential and proprietary. This will include information relating to research and development and commercial plans of SPONSOR and affiliated companies of SPONSOR, if any.

5.2 Confidentiality; During the term of this Agreement and thereafter (including following any termination or expiration), CRO agrees to retain in confidence and to refrain from disclosing and/or using for its benefit or the benefit of any third party, any and all information and/or data disclosed to CRO as a result of its Services under this Agreement and/or obtained by CRO or its representatives while visiting SPONSOR's facilities and Investigative Sites and any and all data and/or analyses and studies arising or derived from such information and/or data or otherwise arising from the Study ("Confidential Information"). This restriction shall not apply to Confidential Information: (i) which is or becomes public knowledge (through no breach of this Agreement by the CRO or its representatives); or (ii) which is lawfully made available to CRO by an independent third party (and such lawful availability can be properly demonstrated by CRO); or (iii) which is already in its possession at the time of initial receipt from SPONSOR (and such prior possession can be properly demonstrated by CRO written records); or (iv) which is independently developed by CRO or its representatives (and such independent development can be properly demonstrated by CRO written records); or (v) which is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by CRO. CRO shall, to the extent legally permissible, promptly notify the SPONSOR of such request in order to allow SPONSOR (at its sole discretion) to seek a protective order or any other appropriate remedy. In the event that such protective order or other remedy is not obtained, CRO shall furnish only that portion of the Confidential Information which is legally required, and will exercise commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded to such Confidential Information. Upon completion of the STUDY or in the event of termination of this Agreement CRO shall return to SPONSOR all materials, information and data supplied to it by SPONSOR together with all information, data and materials generated during the course of the Study; provided that CRO shall be entitled to retain within its possession and control (subject always to the obligations of confidentiality) copies of such data, information or materials as may be required by any relevant regulatory authority to be retained by CRO for such period as may be so required

5.3 Papers Utilizing STUDY's Data; CRO agrees that it will not, without the prior written permission of SPONSOR, use information and data received by it under paragraphs 5.1 or 5.2 hereof for any purpose other than in carrying out this Agreement. CRO further agrees not to submit for publication any paper containing such information or data without the prior written permission of SPONSOR.

5.4 Use of Names; Neither party, on behalf of itself, its employees and agents, may publicize or disclose any information related to the existence of this Agreement or the terms and conditions hereof, without the prior written consent of the other party, except as otherwise required by law or previously consented to in writing by the other party.

5.5 Performance of SERVICE: CRO agrees to promptly inform SPONSOR in writing of any event or circumstance which could reasonably affect its ability to perform hereunder in the manner contemplated by SPONSOR.

5.6 Inventions, Etc.: All concepts, inventions, ideas, patent rights, data, reports, trademarks, and copyrights which are related to or arise out of or in connection with the STUDY, CRO's services or work product or any and all Services performed by CRO pursuant to this Agreement, will be the exclusive property of, and all ownership rights shall vest in, SPONSOR or SPONSOR's designee and shall be subject to the terms of Section 5.2 above. All works are 'Made for Hire' and together with all other copyrightable works are deemed, upon their creation, to be assigned to SPONSOR. CRO warrants that it has authority to assign all inventions, copyrights and other intellectual property rights to SPONSOR and further agrees to sign all necessary documents or take such other actions as SPONSOR may reasonably request in order to perfect any and all such rights.

5.7 Non-competition: CRO warrants and represents that as of the date of this Agreement it (i) has the authority to execute this Agreement; and (ii) is not a party to any oral or written contract or understanding with any third party that is inconsistent with this Agreement and/or its performance hereunder, or that will in any way limit or conflict with its ability to fulfill the terms of this Agreement. CRO further represents that it will not enter into any such agreement during the term of this Agreement.

SECTION 6: INDEMNIFICATION

6.1 Indemnification by SPONSOR: SPONSOR hereby agrees to indemnify and hold CRO and/or its Affiliates and their officers, directors, agents and employees, subsidiaries, directors and employees of subsidiaries, and each person, if any, who controls or may control CRO and/or its Affiliates (each of the foregoing, a "CRO Indemnified Person") harmless from and against any and all losses, liabilities, damages, claims, suits, settlements, royalties, costs and expenses, including costs of investigation, settlement, and defense and reasonable legal fees, court costs, and any interest costs or penalties, to the extent resulting from any third-party claim, action or suit for illness, personal or bodily injury, or death ("Third-Party Claim") arising from (i) SPONSOR's Investigational Product(s) administered to subjects in the STUDY; (ii) SPONSOR's negligence in the conduct of the activities to be performed by SPONSOR under this Agreement; (iii) any wrongful acts or omissions of SPONSOR, its employees, agents, representatives, subcontractors, or invitees; (iv) SPONSOR's failure to comply with applicable laws and regulations; (v) any breach of or inaccuracy in any representation or warranty made by SPONSOR in this Agreement, any exhibit or schedule to this Agreement or any other document required to be delivered to CRO by SPONSOR in accordance with any provision of this Agreement; or, (vi) any breach of or default in connection with any of the covenants or agreements made by SPONSOR in this Agreement.

6.2 Indemnification By CRO: CRO hereby agrees to indemnify and hold SPONSOR and/or its Affiliates and their officers, directors, agents and employees, subsidiaries, directors and employees of subsidiaries, and each person, if any, who controls or may control SPONSOR and/or its Affiliates (each of the foregoing, a "SPONSOR Indemnified Person") harmless from and against any and all losses, liabilities, damages, claims, suits, settlements, royalties, costs and expenses, including costs of investigation, settlement, and defense and reasonable legal fees, court costs, and any interest costs or penalties, to the extent resulting from any third-party claim, action or suit for illness, personal or bodily injury, or death ("Third-Party Claim") arising from (i) CRO's negligence in the conduct of the activities to be performed by CRO under this Agreement; (ii) any wrongful acts or omissions of CRO, its employees, agents, representatives, subcontractors, or invitees; (iii) CRO's failure to comply with applicable laws and regulations or the Protocol; (iv) any breach of or inaccuracy in any representation or warranty made by CRO in this Agreement, any Exhibit to this Agreement or any other document required to be delivered to SPONSOR by CRO in accordance with any provision of this Agreement; or,

(v) any breach of or default in connection with any of the covenants or agreements made by CRO in this Agreement.

6.3 Procedure; As a condition to indemnification, the party seeking indemnification shall (i) give the other party notice of such claim or lawsuit, including a copy thereof served upon the party seeking indemnification, within thirty (30) business days after such claim or lawsuit was served upon the party seeking indemnification; (ii) provide reasonable assistance in the investigation and defense of any such claim or lawsuit and at the indemnifying party's request, the party seeking indemnification shall tender the defense of any claim or lawsuit so tendered to the indemnifying party at such party's sole cost and expense, and; (iii) not compromise or otherwise settle any such claim or lawsuit without the indemnifying party's prior written consent
Neither party will be responsible or bound by any settlement of any claim nor suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent.
Neither party will enter into any settlement agreement that attributes fault nor negligence to the other party, requires any payment by the other party, or restricts the future actions or activities of the other party, without the other party's prior written consent.

SECTION 7; MISCELLANEOUS

7.1 Integration of Agreement; This Agreement including its Exhibits represents the entire understanding of the parties and hereby supersedes all prior understandings and agreements, whether oral or written, between the parties (CRO and SPONSOR)with respect to the Services to be performed.

7.2 Modification and Waiver; No modification of this Agreement shall be deemed effective unless in writing and signed by each of the parties hereto, and no waiver of any right set forth herein shall be deemed effective unless in writing and signed by the party against whom enforcement of the waiver is sought.

7.3 Descriptive Headings; The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

7.4 Independent Contractor; CRO understands and agrees that in its relationship with SPONSOR under this Agreement, CRO is not a SPONSOR employee but, instead, CRO is acting in the capacity of an independent contractor and has no authority to represent or act on behalf of SPONSOR.

7.5 Employment Solicitation; During the term of this Agreement and for a period of twelve (12) months thereafter, neither party shall, without the prior written consent of the other party, solicit the employment of any person who is employed by the other party and was involved with activities under this Agreement, neither directly nor indirectly (other than by general advertisements).

7.6 Software; CRO warrants that all Services shall be performed in a professional and workmanlike manner. If the scope of the STUDY pertains to programming and/or software maintenance, CRO warrants and represents that all software shall have logic pertaining to dates which will enable SPONSOR to identify and use the century portion of date fields without special processing; thus enabling the software to calculate and to store dates accurately including and following the effective date of this Agreement.

7.7 Applicable Law and Jurisdiction; This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and the competent courts in the City of Tel Aviv-Jaffa, Israel shall have the sole jurisdiction in any dispute arising hereunder.

7.7 Debarment; CRO represents and warrants that neither it nor its representatives or employees involved with the STUDY have been debarred pursuant to the Federal Food, Drug and Cosmetic Act or any other health authority, or excluded from a federal health care program.

7.8 Insurance; Parties warrant, represent, and covenant that each has and will maintain insurance as required under applicable laws or regulations with reasonable satisfactory amounts of coverage.

7.9 Third Parties, Assignment; Neither party shall assign this Agreement to any person, firm, partnership, corporation or other entity (including by operation of law, judicial process or otherwise) without the prior written consent of the other party.

7.10 Notices; All notices hereunder shall be in writing and shall be either sent by registered mail, or personally delivered by Federal Express or other like courier or telefaxed as follows:

If to CRO address to:

GCP Clinical Studies Ltd.
Attn: Stephen Levenstein
22 Hamelacha St.
POB 11372
Rosh Ha'Ayin, 48091
Israel
Tel: +972 3 9002022
Fax: +972 3 9027138

If to SPONSOR address to:

Dr Eyal Talor
CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, VA 22182, USA
Tel: 410-358-6866
Fax : 410-358-1647

or to such other persons or addresses as either party may request by notice given as set forth above. Notices shall be deemed given at the time of personal delivery or three (3) business days after the date mailed in the manner set forth in this Section.

7.11 Severability; If any of the provisions of or a portion of any provision of this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any such provision and/or the remaining provisions shall not be affected thereby.

7.12 Failure or Indulgence Not Waiver; Remedies Cumulative; No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except where otherwise stated, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available

7.13 Force Majeure. In the event either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of strike, lockouts, labor troubles, restrictive government or judicial orders, or decrees, riots, insurrection, war, Acts of

God, inclement weather or other similar reason or a cause beyond such party's control, then performance of such act shall be excused for the period of such delay and any timelines affected by such force majeure shall be extended for a period of time equal to the delay. Notice of the start and stop of any such force majeure shall be provided to the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by duly authorized representatives, as of the last date written below.

GCP Clinical Studies Ltd.	**CELSCI Corporation**
By: Ahuva Koren	By: GEERT KERSTEN
Title: CEO	Title: CEO
Signature: Ahuva	Signature: G. Kersten
Date: 09 March 2014.	Date: 14 March, 2014

Exhibits: A-E

A- "Assignment and Assumption Agreement" between SPONSOR, TEVA and GCP Company
B- the STUDY's Protocol
C- the STUDY's Monitoring Plan, if exists
D- Transfer of SPONSOR Obligations to CRO
E- Service Cost and Payment Schedule

"Assignment and Assumption Agreement" between SPONSOR, TEVA and GCP Company

Appendix B, C, and D has been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission. Appendix B, C, and D has been filed with the Securities and Exchange Commission with the request for confidential treatment

EXHIBIT A

"Assignment and Assumption Agreement" between SPONSOR, TEVA and GCP Company

EXHIBIT E: Service Cost and Payment Schedule for 2014

A.	Study Set-Up	Resp. Person	Hours	Units (e.g. number of sites)	Rate per Hour (USD)	Total (USD)	Comments/Rationale
A.1	Familiarization with study protocol, Investigational Product, Sponsor SOPs, other study documentation	CRA					
A.2	Preparation of informed consent to Hebrew according to MOH requirements	CRA					
A.3	Submissions for Ethics Committee approval	CRA					
A.4	Financial negotiations with sites as per sponsor parameters	CRA					
A.5	Investigator's Meeting – Attendance	CRA					
	Sub Total:						
B.	**Study Monitoring and Site Management**	Resp. Person	Hours	Units (e.g. number of sites)	Rate per Hour (USD)	Total (USD)	Comments/Rationale
B.1	Pre study visits	CRA					Includes travel, preparation and visit report time.
B.2	Initiation Visits	CRA					Includes travel, preparation and visit report time.
B.3	Interim monitoring Recruitment and database lock (14hrs per visit)	CRA	98	3	120	35,280	This is based on 7-visits per site per year, 14 hrs includes travel, preparation and visit report time.
B.4	Site Close-Out Visits (14hrs per visit)	CRA	14	4	120	6,720	Includes travel, preparation and visit report time
B.5	Site Management & Administration and handling of queries	CRA	156	3	120	56,160	3 hours per site per week for 1 year.
B.6	Set-up of the Study Master File	CRA					
B.7	Set-up of Investigator Files	CRA					
	Sub Total					**98,160**	
C.	**Project Management**	Resp. Person	Hours	Units (e.g. number of sites)	Rate per Hour (USD)	Total (USD)	Comments/Rationale
C.1	Project Management (to include: provision of status reports to sponsor, team Teleconferences, team training, handling of SAEs, etc.)	Project Manager	96	1	140	13,440	8 hours, per month, for 1 year
C.2	Administrative Support	CTA	120	3	100	36,000	10 hours, per site (3 sites), per month, for 1 year
C.3	Medical Monitor Protocol development. Consultation Final study report if required	Medical Monitor					

Sub Total	49,440	
Total Clinical	**147,600**	

All prices are quoted in US Dollars.

The above-mentioned costs do not include VAT. Where applicable, these tax amounts would be added to relevant invoiced items.

Prices and time allocations quoted herein are based on estimation cost of 3 sites.

GCP Company reserves the right to re-calculate the budget included within this proposal upon receipt and review of other/revised project documentations/requests not listed herein, which will require extra services not quoted herein. Any adjustment made by GCP Company, following receipt of extra/revised study documentations/request(s)/specification(s), would be agreed with the SPONSOR at the time of adjustment

__The above-mentioned costs, does not include the following payments__:

- Ethics Committee fee for regulatory submission.
- Investigator/Hospital grants.
- Payments to subjects participating in the study (e.g. return of travel expenses), if applicable.
- Investigator's Meeting.
- CRA's Meeting.
- Travel expenses abroad, in case it will be required.
- Investigational product storage, distribution, reconciliation and destruction by SLE.
- Phone expenses.
- Photocopying costs.
- Translations costs.
- Courier services costs.
- Postage costs.
- Other reasonable pass-through expense in respect to supporting receipts (e.g. parking cost).

The following table estimate the pass-through costs for yr 2014:

	Task	Unit	# Units	Cost per Unit (USD)	TOTAL Cost (USD)
1	Translation services: amended ICF, other	Process	1	1,500	1,500
2	Submission Fees to EC	Sites	3	500	1,500
3	Travel Costs	Visit	21	20	420
4	Mobile phone + 3G	Month	12	60	720
5	Courier costs	Courier	72	50	3,600
6	Photocopies/Printing (black & white)	Photocopy	12,000	0.30	3,600
7	Photocopies/Printing (color)	Photocopy	3,000	0.50	1,500
8	SLE (Warehouse) cost	Month	12	100	1,200
	TOTAL estimated PTC for yr2014				**14,040**

AMENDMENT TO THE SERVICE AGREEMENT

First Amendment (the "1st Amendment") to that certain Service Agreement (the "SA") effective March 14, 2014 between GCP Clinical Studies Ltd., an Israeli corporation having its principal place of business at 22 Hamelacha St. POB 11372, Rosh Ha'Ayin, 48091, Israel (hereinafter; "**CRO**"), and and CelSci Corporation. 8229 Boone Boulevard, Suite 802, Vienna, VA, 22182, USA (hereinafter; "**SPONSOR**"), each a "party" and collectively referred to as the "Parties", for services relating to the Protocol No. CS011P3.

Subject to the full execution of this 1st Amendment, the parties agree to the following:

1. Exhibit D has been amended to incorporate the SERVICE cost for additional year, for 2 sites only. the 3rd site, Soroka MC, will be closed within 1st quarter 2015 as this site has not recruited patients to the study in the past year. A new Exhibit D is attached to this 1st Amendment.

This 1st Amendment shall be effective as of the date of the last signature. Except as specifically amended by this 1st Amendment, all other terms and conditions of the SA shall continue in full force and effect during the term of the SA. Any capitalized terms used in this 1st Amendment, but not defined herein, shall have the same meaning as those terms are defined to have in the SA. A copy of the SA is attached for reference.

IN WITNESS WHEREOF, each of the parties has caused this 1st Amendment to be executed by its authorized representative in its name and on its behalf.

GCP Clinical Studies Ltd.	**CELSCI Corporation**
By: Ahuva Koren	By: Geert Kersten
Title: President & CEO	Title: CEO
Signature: [signature]	Signature: [signature]
Date: 02 March 2015	Date: 27 Feb. 2015

Exhibit: D
D- Service Cost

EXHIBIT D

Service Cost and Payment Schedule for 2015

The SERVICE cost for year 2015 is marked in red color:

A.	**Study Set-Up**	**Resp. Person**	**Hours**	**Units (e.g. number of sites)**	**Rate per Hour (USD)**	**Total (USD)**	**Comments/Rationale**
A.1	Familiarization with study protocol, Investigational Product, Sponsor SOPs, other study documentation.	CRA					
A.2	Preparation of informed consent to Hebrew according to MOH requirements	CRA					
A.3	Submissions for Ethics Committee approval	CRA					
A.4	Financial negotiations with sites as per sponsor parameters	CRA					
A.5	Investigator's Meeting – Attendance	CRA					
	Sub Total:						
B.	**Study Monitoring and Site Management**	**Resp. Person**	**Hours**	**Units (e.g. number of sites)**	**Rate per Hour (USD)**	**Total (USD)**	**Comments/Rationale**
B.1	Pre study visits	CRA					Includes travel, preparation and visit report time.
B.2	Initiation Visits	CRA					Includes travel, preparation and visit report time.
B.3	Interim monitoring Recruitment and database lock (14hrs per visit)	CRA	98	3	120	35,280	This is based on 7-visits per site (3 sites) per year 2014. 14 hrs includes travel, preparation and visit report time.
B.3a	Interim monitoring Recruitment and database lock (14hrs per visit)	CRA	196	1	120	23,520	This is based on 7-visits per site (2 sites) per year 2015. 14 hrs, to include travel, preparation and visit report time.
B.4	Site Close-Out Visits (14hrs per visit)	CRA	14	4	120	6,720	Includes travel, preparation and visit report time
B.5	Site Management & Administration and handling of queries	CRA	156	3	120	56,160	3 hours per site per week for 1 year (year 2014).
B.5a	Site Management & Administration and handling of queries	CRA	39	3	120	14,040	3 hours per site (3 sites) per week for Jan-Mar 2015. (Assumption: as of Mar15 only 2 sites are to be left)
B.5b	Site Management & Administration and handling of queries	CRA	117	2	120	28,080	3 hours per site (2 sites) per week for Apr-Dec 2015.
B.6	Set-up of the Study Master File	CRA					
B.7	Set-up of Investigator Files	CRA					
Sub Total (year 2014)						**98,160**	
Sub Total (year 2015)						**65,640**	

CONFIDENTIAL

C.	Project Management	Resp. Person	Hours	Units (e.g. number of sites)	Rate per Hour (USD)	Total (USD)	Comments/Rationale
C.1	Project Management (to include; provision of status reports to sponsor, team Teleconferences, team training, handling of SAEs, etc.)	Project Manager	96	1	140	13,440	8 hours, per month, for 1 year (year 2014)
C.1a	Project Management (to include; provision of status reports to sponsor, team Teleconferences, team training, handling of SAEs, etc.)	Project Manager	96	1	140	13,440	8 hours, per month, for 1 year (year 2015)
C.2	Administrative Support	CTA	120	3	100	36,000	10 hours, per site (3 sites), per month, for 1 year (Year 2014)
C.2a	Administrative Support	CTA	30	3	100	9,000	10 hours, per site (3 sites), per month, Jan-Mar 2015
C.2b	Administrative Support	CTA	90	2	100	18,000	10 hours, per site (2 sites), per month, Apr-Dec 2015
C.3	Medical Monitor Protocol development. Consultation Final study report if required	Medical Monitor					
Sub Total (year 2014)						**49,440**	
Sub Total (year 2015)						**40,440**	
Total Clinical (year 2014)						**147,600**	
Total Clinical (year 2015)						**106,080**	

All prices are quoted in US Dollars.

The above-mentioned costs do not include VAT. Where applicable, these tax amounts would be added to relevant invoiced items.

GCP Company reserves the right to re-calculate the budget included within this proposal upon receipt and review of other/revised project documentations/requests not listed herein, which will require extra services not quoted herein. Any adjustment made by GCP Company, following receipt of extra/revised study documentations/request(s)/specification(s), would be agreed with the SPONSOR at the time of adjustment

The above-mentioned costs, does not include the following payments:

- Ethics Committee fee for regulatory submission.
- Investigator/Hospital grants.
- Payments to subjects participating in the study (e.g. return of travel expenses), if applicable.
- Investigator's Meeting.
- CRA's Meeting.
- Travel expenses abroad, in case it will be required.
- Investigational product storage, distribution, reconciliation and destruction by SLE.
- Phone expenses.

- Photocopying costs.
- Translations costs.
- Courier services costs.
- Postage costs.
- Other reasonable pass-through expense in respect to supporting receipts (e.g. parking cost).

The following table estimate the pass-through costs for yr 2015:

Task		Unit	# Units	Cost per Unit (USD)	TOTAL Cost (USD)
1	Translation services: amended ICF, other	Process	1	500	500
2	Submission Fees to EC	Sites	2	500	1,000
3	Travel Costs	Visit	14	20	280
4	Mobile phone + 3G	Month	12	30	360
5	Courier costs	Courier	24	50	1,200
6	Photocopies/Printing (black & white)	Photocopy	8,000	0.30	2,400
7	Photocopies/Printing (color)	Photocopy	2,000	0.50	1,000
8	SLE (Warehouse) cost	Month	12	200	2,400
	TOTAL estimated PTC for yr2014				9,140